Locorr Investment Trust
Rule 10f-3 Report

Overview

Rule 10f-3 of the 1940 Act permits a Fund to purchase securities from an underwriting syndicate in which affiliated persons to the Fund act as a syndicate manager or member.  The Board must review all transactions pursuant to Rule 10f-3 on a quarterly basis.

Representation

The Funds entered into the following Rule 10f-3 transactions during the year ended December 31, 2012:

Broker	Fund	Description of Security	Trade Date	Settlement Date	Buy/Sell	Cusip	Quantity	Purchase Price	Issue Size	List of Underwriters
Barclays Capital	LoCorr Long/Short Commodities Strategy Fund	Kellogg Co., 1.750%, 5/17/2017	05/14/2012	05/17/2012	Buy	487836BH0	5,000	99.458	400,000,000	Barclays Capital
										Citigroup Global Markets Ltd.
										JPMorgan Securities
										US Bancorp Invesetments, Inc.
										Wells Fargo Securities, LLC
										Deutsche Bank Securities, Inc.
										Goldman Sachs & Co.
										Mitsubishi UFJ Securities USA
										Mizuho Securities USA, Inc.
										Rabo Securities USA, Inc.

JPMorgan Securities	LoCorr Long/Short Commodities Strategy Fund	Kraft Foods Group, Inc., 1.630%, 6/4/2015	05/30/2012	06/04/2012	Buy	50076QAH9	10,000	99.741	1,000,000,000	Barclays Capital
										Citigroup Global Markets Ltd.
										Credit Suisse Securities USA LLC
										Deutsche Bank Securities, Inc.
										Goldman Sachs & Co.
										HSBC Securities
										JPMorgan Securities
										RBS Securities, Inc.
										Wells Fargo Securities, LLC
										Banco Bilbao Vizcaya
										BNP Paribas Securities Corp.
										Credit Agricole Securities USA
										Merrill Lynch Pierce Fenner & Smith, Inc.
										Mitsubishi UFJ Securities USA
										Mizuho Securities USA, Inc.
										RBC Capital Markets
										UBS Securities LLC
										Blaylock Robert Van LLC
										US Bancorp Invesetments, Inc.
										Williams Capital Group LP

JPMorgan Securities	LoCorr Long/Short Commodities Strategy Fund	Ingredion, Inc., 1.800%, 9/25/2017	09/17/2012	09/20/2012	Buy	457187AA0	25,000	99.438	300,000,000	Citigroup Global Markets, Inc.
										JPMorgan Securities Ltd.
										Merrill Lynch Pierce Fenner & Smith, Inc.
										BB&T Capital Markets
										BMO Capital Markets Corp.
										Fifth Third Securities, Inc.
										Lloyds Securities, Inc.
										Mizuho Securities USA, Inc.
										PNC Capital Markets
										Rabo Securities USA, Inc.
										US Bancorp Invesetments, Inc.
										Wells Fargo Securities, LLC